UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest events reported)     June 26, 2003
                                                       ---------------------
                                                         (June 25, 2003)
                                                       ---------------------



 Commission   Name of Registrants, State of Incorporation,     I.R.S. Employer
File Number   Address and Telephone Number                    Identification No.
-----------   --------------------------------------------    ------------------

 333-32170    PNM Resources, Inc.                                 85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico                85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ______________________________

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item  9.   Regulation FD Disclosure

The following is a press release issued by the Company on June 25, 2003 and other select financial information.

            PNM Resources Utility Unit Agrees to Settle Gas Rate Case

Albuquerque, N.M., June 25, 2003 -- PNM Resources (NYSE:PNM) announced today that its electric and gas utility subsidiary PNM has reached a negotiated settlement of its pending gas rate case. If approved by state regulators, the agreement will increase PNM's revenues by approximately $22.0 million. The settlement provides for an increase in base rates of $20 million, an additional $1.6 million increase in miscellaneous customer charges and approximately $0.4 million in interest income related to the recovery of previously deferred costs.

"This compromise agreement keeps customer bills below most other gas utilities in the region and provides PNM Resources shareholders with a fair return on their investment," said PNM Resources Chairman President and CEO Jeff Sterba.

The additional revenues are expected to provide PNM with a 10.25 percent return on equity in its gas utility, compared to a return of less than 3.0 percent in 2002. With an increase in off-system, market-based transportation revenues above the amounts embedded in the rate settlement, the company could add up to an additional 1% ROE. If approved by the state Public Regulation Commission in September 2003, the new rates would take effect in November 2003.

Parties to the agreement include the commission staff and the New Mexico Industrial Energy Consumers. Parties that have not signed on to the stipulation have until July 8 to sign on or oppose. A hearing is set for July 14. The new rates will increase the average customer's bill by $3.56 a month, an increase of about 7.5 percent based on the recent cost of gas.

The agreement also allows PNM to recover $4.4 million in costs previously approved by the commission but not yet collected from customers. Those costs will be recovered from customers over a three-year period.

The company's previously provided earnings guidance for 2003 remains at $1.80 to $2.05.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves 452,162 average natural gas customers and 392,529 average electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

Statements made in this filing and documents the Company files with the Securities and Exchange Commission that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information.

Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions readers not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.


Other Select Financial Information

                          PNM Gas Rate Settlement Terms

                                          Requested         Settlement
                                          ---------         ----------
Increase in Cost of Delivery fees       $37.6 Million       $20.0 Million
Increase in misc fees/charges            $1.6 Million        $1.6 Million
Interest on regulatory assets            $0                  $0.4 Million
Recovery of regulatory asset
         (Gas take-or-pay contracts)     $4.4 Million        $4.4 Million
Rate of Return on Equity                 12.0%               10.25%
% Increase in avg residential bill       14.0%                7.5%
Rate increase takes effect               Dec. 2003           Nov. 2003
Capital Structure                        48% equity          48% equity
Total Rate Base                         $366 Million        $351 Million

OTHER HIGHLIGHTS:

        o With additional annual off-system market-based gas transportation revenues ranging from $2 to $4 million added, the ROE will increase by about 1.0%, bringing the rate of return on our gas utility in line with the return allowed on our electric utility in the global electric agreement approved in January 2003.

        o PNM will be able to collect on its only remaining regulatory asset over 3 years. This will allow PNM to collect $4.4 million in costs associated with gas take or pay contracts entered into back in 1997.

        o The weather normalization period was shortened significantly reducing the impact of weather volatility on gas revenues.

        o There is no rate freeze associated with the settlement and no restriction on filing another rate case in the future if circumstances warrant.

        o Parties to the settlement agreement include commission staff and the New Mexico Industrial Energy Consumers. PNM is continuing discussion with the Attorney General. Other intervenors, including ConocoPhillips Company, Los Alamos County, University of New Mexico, United States Executive Agency and the City of Albuquerque have until July 8 to file their positions on the agreement.

SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PNM RESOURCES, INC.
                                    --------------------------------------------
                                                    (Registrant)


Date:  June 26, 2003                            /s/ Robin A. Lumney
                                    --------------------------------------------
                                                  Robin A. Lumney
                                             Vice President, Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)